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Exhibit 10.7

                        AMENDMENT NO. 2 TO FIRST AMENDED
                       AND RESTATED OPERATING AGREEMENT OF
                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

          This Amendment No. 2 to First Amended and Restated Operating Agreement (the "Amendment") is entered into as of this ___ day of March, 2003 by and between TRUMP INDIANA, INC., a Delaware corporation, having an office at 6012 W. Industrial Highway, Gary, Indiana 46406 (hereinafter sometimes referred to as "Trump"), and THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company, having an office at One Buffington Harbor Drive, Gary, Indiana 46406 (hereinafter sometimes referred to as "Majestic"; Trump and Majestic are hereinafter sometimes referred to as the "Members" and individually as a "Member").

                                   WITNESSETH

          WHEREAS, Trump and Majestic have formed Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company (the "LLC"), pursuant to the terms of an Operating Agreement dated as of September 27, 1995 (the "Operating Agreement");

          WHEREAS, Trump and Majestic amended and restated the Operating Agreement by a First Amended and Restated Operating Agreement dated as of October 31, 1995 (the "Restated Operating Agreement").

          WHEREAS, Trump and Majestic amended the Restated Operating Agreement pursuant to the Amendment No. 1 to First Amended and Restated Operating Agreement of Buffington Harbor Riverboats, L.L.C. dated April 23, 1996 (the Restated Operating Agreement, as so amended, is hereinafter referred to as the "Agreement"); and

          WHEREAS, the Members wish to further amend the Agreement in the respects hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual covenants and conditions hereafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          2. Amendment to Section 8(a). Section 8(a) of the Agreement is hereby deleted and replaced with the following new Section 8(a):

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               (a)  No interest of any Member in the LLC or otherwise under this
                    Agreement shall be sold, transferred, pledged, encumbered, hypothecated or assigned, unless (i) such transaction complies with any relevant provisions of Section 8(b), (ii) any sale or other assignment of the interest subsumes the Member's entire interest in the LLC (including all of the Member's voting rights, powers of appointment, informational rights, Percentage Interest and Capital Account), (iii), the counterparty to the transaction (including, but not limited to, a purchaser or transferee in lieu of or at foreclosure) expressly acknowledges that it acquires its rights in the interest subject to the terms of this Agreement (which shall continue to govern) and such counterparty assumes in writing any obligations of the selling Member from and after the date of such assumption under this Agreement and the Assignment and Assumption Agreement of even date, and reasonable assurances are provided to the remaining Member that all monetary obligations hereunder of the selling
                    Member prior to the date of such assumption have been or will be satisfied, and (iv) such transaction would not result in a breach or default under any agreement to which the LLC is a party or give rise to the right to accelerate the maturity of any LLC indebtedness or result in any fees or penalties to the LLC (unless the transferee or assignor indemnifies the LLC against such fees or penalties in a manner reasonably satisfactory to the non-transferring
                    Member or pays such fees or penalties). Subclause (iii) above shall not apply to a pledge, granting of a security interest or collateral assignment for security purposes at the time of such pledge or grant, but shall apply in the event of a sale, transfer or foreclosure pursuant thereto.

          3. Amendment to Section 8(b). Section 8(b) of the Agreement is hereby deleted and replaced with the following new Section 8(b):

               (b) A Member may not sell its interest in the LLC except to a Person which simultaneously acquires or has acquired a Certificate of Suitability or a Riverboat Owner's License issued by the Commission for use at the LLC Property. A Member may pledge, grant a security interest in or make a collateral assignment of its entire interest in the LLC only as security for a loan, a surety bond, an extension of credit or a guaranty on behalf of, by or to the Member.

          4. No Other Amendment. Except as amended and modified in the respects specifically set forth above, the Agreement remains in full force and effect.

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               5.   Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                        "TRUMP"

                                        TRUMP INDIANA, INC.

                                        By:
                                           -------------------------------

                                        Its:

                                        "MAJESTIC"

                                        THE MAJESTIC STAR CASINO, LLC

                                        By: Barden Development, Inc.,
                                            Member

                                              By:
                                                 -------------------------------
                                                        Michael E. Kelly,
                                                          Vice President

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